Exhibit 99.1

Filed by Chemical Financial Corporation
Pursuant to Rule 425 under the Securities Act of 1933
and deemed filed pursuant to Rule 14a-12
under the Securities Exchange Act of 1934

Subject Company: Talmer Bancorp, Inc.
Commission File Number: 001-36308

For further information:
David B. Ramaker, CEO
Lori A. Gwizdala, CFO
989-839-5350

Chemical Financial Corporation Reports 2016 First Quarter Operating Results
MIDLAND, MI, April 15, 2016 -- Chemical Financial Corporation ("Corporation" or "Chemical") (NASDAQ:CHFC) today announced 2016 first quarter net income of $23.3 million, or $0.60 per diluted share, compared to 2015 fourth quarter net income of $25.5 million, or $0.66 per diluted share and 2015 first quarter net income of $17.8 million, or $0.54 per diluted share. Excluding merger and acquisition-related transaction expenses ("transaction expenses"), net income in the first quarter of 2016 was $24.9 million, or $0.65 per diluted share, compared to $26.9 million, or $0.70 per diluted share, in the fourth quarter of 2015 and $18.7 million, or $0.57 per diluted share, in the first quarter of 2015.
Transaction expenses attributable to the pending merger with Talmer Bancorp, Inc. ("Talmer"), which was announced on January 26, 2016, were $2.6 million in the first quarter of 2016, while transaction expenses attributable to the April 1, 2015 acquisition of Monarch Community Bancorp, Inc. ("Monarch") and the May 31, 2015 acquisition of Lake Michigan Financial Corporation ("Lake Michigan") were $2.1 million in the fourth quarter of 2015 and $1.4 million in the first quarter of 2015.
"Between these solid financial results, and our late January announcement of our partnership with Talmer, 2016 is off to a strong start for Chemical Financial Corporation. The improvement in our first quarter 2016 financial results over the prior year’s first quarter was driven, in large part, by the benefits and synergies of the two acquisitions we have completed in the intervening period, combined with solid organic loan and deposit growth over the past year. The resultant balance sheet and revenue growth, combined with our sustained high level of credit quality and ability to keep operating expenses in check, has translated into strong first quarter earnings performance," noted David B. Ramaker, Chairman, Chief Executive Officer and President of Chemical Financial Corporation.
"We continue to believe that our community-centric approach to commercial banking makes us an attractive financial service provider for the households and small- and middle-market businesses that operate in the communities we serve, while also making us an appealing potential partner for like-minded financial institutions. Our pending merger with Talmer represents another instance of our ability to bring strong, complementary, talented commercial banking operations into the Chemical Financial Corporation family. We look forward to continuing to execute on our growth strategy across select Midwestern markets in the months and years ahead," added Ramaker.
The Corporation's return on average assets was 1.01% during the first quarter of 2016, compared to 1.10% in the fourth quarter of 2015 and 0.98% in the first quarter of 2015. The Corporation's return on average shareholders' equity was 9.2% in the first quarter of 2016, compared to 10.1% in the fourth quarter of 2015 and 9.0% in the first quarter of 2015. Excluding transaction expenses, the Corporation's return on average assets was 1.09% during the first quarter of 2016, compared to 1.16% in the fourth quarter of 2015 and 1.03% in the first quarter of 2015 and the Corporation's return on average shareholders' equity was 9.9% in the first quarter of 2016, compared to 10.7% in the fourth quarter of 2015 and 9.5% in the first quarter of 2015.
Net interest income was $74.3 million in the first quarter of 2016, $1.1 million, or 1.5%, lower than the fourth quarter of 2015, although $15.1 million, or 26%, higher than the first quarter of 2015. The decrease in net interest income in the first quarter of 2016, compared to the fourth quarter of 2015, was largely attributable to lower interest income resulting from one less day in the first quarter of 2016 and semi-annual interest income from Federal Reserve Bank

(FRB) dividends and seasonal loan fees in the fourth quarter of 2015. Loan growth in the first quarter of 2016 was offset by a slight reduction in the average yield of the loan portfolio during the quarter. The increase in net interest income in the first quarter of 2016 over the first quarter of 2015 was largely attributable to the positive impact of organic loan growth and the impact of the Corporation's acquisitions of Monarch and Lake Michigan.
The net interest margin (on a tax-equivalent basis) was 3.60% in the first quarter of 2016, compared to 3.64% in the fourth quarter of 2015 and 3.55% in the first quarter of 2015. The average yield on the loan portfolio was 4.13% in the first quarter of 2016, compared to 4.16% in both the fourth quarter of 2015 and the first quarter of 2015. The average yield of the investment securities portfolio was 2.29% in the first quarter of 2016, compared to 2.21% in the fourth quarter of 2015 and 1.96% in the first quarter of 2015. The Corporation's average cost of funds was 0.25% in both the first quarter of 2016 and the fourth quarter of 2015, compared to 0.21% in the first quarter of 2015.
The provision for loan losses was $1.5 million in the first quarter of 2016, compared to $2.0 million in the fourth quarter of 2015 and $1.5 million in the first quarter of 2015. Net loan charge-offs were $4.5 million, or 0.25% of average loans, in the first quarter of 2016, compared to $4.3 million, or 0.24% of average loans, in the fourth quarter of 2015 and $1.9 million, or 0.14% of average loans, in the first quarter of 2015. Net loan charge-offs in the first quarter of 2016 included $2.9 million from one commercial loan relationship.
The Corporation's nonperforming loans, consisting of nonaccrual loans, accruing loans past due 90 days or more as to principal or interest payments and nonperforming troubled debt restructurings, totaled $73.3 million at March 31, 2016, compared to $83.9 million at December 31, 2015 and $72.7 million at March 31, 2015. The $10.6 million, or 13%, decrease in nonperforming loans during the first quarter of 2016 was primarily attributable to a combination of net loan charge-offs and $7.8 million of principal paydowns. Nonperforming loans comprised 0.99% of total loans at March 31, 2016, compared to 1.15% at December 31, 2015 and 1.28% at March 31, 2015. The decrease in the percentage of nonperforming loans to total loans at March 31, 2016, compared to March 31, 2015, was partially due to the addition of $1.11 billion of total loans acquired in the Monarch and Lake Michigan transactions, with no corresponding increase in nonperforming loans as these acquired loans are not classified as nonperforming after the acquisition date since they are recorded in loan pools at their net realizable value.
At March 31, 2016, the allowance for loan losses of the originated loan portfolio was $70.3 million, or 1.17% of originated loans, compared to $73.3 million, or 1.26% of originated loans, at December 31, 2015 and $75.3 million, or 1.49% of originated loans, at March 31, 2015. The allowance for loan losses of the originated loan portfolio as a percentage of nonperforming loans was 96% at March 31, 2016, compared to 87% at December 31, 2015 and 103% at March 31, 2015.
Noninterest income was $19.4 million in the first quarter of 2016, compared to $20.1 million in the fourth quarter of 2015 and $19.3 million in the first quarter of 2015. Noninterest income in the first quarter of 2016 was lower than the fourth quarter of 2015, due primarily to lower seasonal overdraft fees and mortgage banking revenue.
Operating expenses were $58.9 million in the first quarter of 2016, compared to $57.8 million in the fourth quarter of 2015 and $51.0 million in the first quarter of 2015. Operating expenses included transaction expenses of $2.6 million in the first quarter of 2016, $2.1 million in the fourth quarter of 2015 and $1.4 million in the first quarter of 2015. Excluding these transaction expenses, operating expenses were $56.3 million in the first quarter of 2016, $0.6 million, or 1.0%, higher than the fourth quarter of 2015 and $6.6 million, or 13%, higher than the first quarter of 2015. The increase in operating expenses in the first quarter of 2016, compared to the fourth quarter of 2015, was primarily attributable to higher employee benefit costs related to $1.1 million of higher payroll tax expenses, which are highest in the first quarter of the year, and $0.4 million higher group health costs. These and other increases were partially offset by lower expenses in other categories, including variable and incentive compensation, equipment and software and credit-related expenses. The increase in operating expenses in the first quarter of 2016, compared to the first quarter of 2015, was primarily attributable to incremental operating costs associated with the Monarch and Lake Michigan transactions.
The Corporation's efficiency ratio was 58.8% in the first quarter of 2016, 57.1% in the fourth quarter of 2015 and 62.4% in the first quarter of 2015.

Total assets were $9.30 billion at March 31, 2016, compared to $9.19 billion at December 31, 2015 and $7.55 billion at March 31, 2015. The increase in total assets during the three months ended March 31, 2016 was primarily attributable to loan growth that was funded by an increase in seasonal municipal deposit accounts. The increase in total assets during the twelve months ended March 31, 2016 was attributable to $1.47 billion of assets acquired in the Monarch and Lake Michigan acquisitions and loan growth that was partially funded by $355 million of organic growth in customer deposits. Interest-bearing balances at the Federal Reserve Bank totaled $90 million at March 31, 2016, compared to $15 million at December 31, 2015 and $239 million at March 31, 2015. Investment securities were $1.03 billion at March 31, 2016, compared to $1.06 billion at both December 31, 2015 and March 31, 2015.
Total loans were $7.37 billion at March 31, 2016, up $96 million, or 1.3%, from total loans of $7.27 billion at December 31, 2015 and up $1.66 billion, or 29%, from total loans of $5.70 billion at March 31, 2015. During the first quarter of 2016, commercial real estate loans grew $42 million, residential mortgage loans grew $32 million and commercial loans grew $16 million. The increase in loans during the twelve months ended March 31, 2016 was attributable to $1.11 billion of loans acquired in the Monarch and Lake Michigan acquisitions and $557 million of organic loan growth.
Total deposits were $7.65 billion at March 31, 2016, compared to $7.46 billion at December 31, 2015 and $6.32 billion at March 31, 2015. The increase in deposits during the first quarter of 2016 was primarily attributable to a $131 million increase in seasonal municipal deposit accounts. The increase in total deposits during the twelve months ended March 31, 2016 was attributable to the Corporation acquiring $1.07 billion of deposits in the Monarch and Lake Michigan acquisitions and organic growth in customer deposits of $355 million, which were partially offset by a decrease of $94 million related to maturing brokered deposits that were acquired in the Lake Michigan transaction.
Securities sold under agreements to repurchase with customers were $283 million at March 31, 2016, compared to $297 million at December 31, 2015 and $372 million at March 31, 2015, with the decrease from March 31, 2015 due largely to $50 million of temporary funds received from one customer of Chemical Bank that were withdrawn during the second quarter of 2015. Short-term borrowings were $100 million at December 31, 2015 (none at March 31, 2016 and March 31, 2015) and consisted of short-term FHLB advances utilized by the Corporation to fund short-term liquidity needs. The decrease in short-term borrowings during the first quarter of 2016 was due to the Corporation utilizing a portion of funds received from the seasonal increase in municipal deposit accounts to pay off maturing short-term FHLB advances. Long-term borrowings were $274 million at March 31, 2016 and $242 million at December 31, 2015. The Corporation had no long-term borrowings at March 31, 2015. The increase in long-term borrowings during the first quarter of 2016 was attributable to the Corporation borrowing an additional $50 million of long-term FHLB advances to fund future liquidity needs and in anticipation of increases in market interest rates. During the first quarter of 2016, the Corporation paid off its subordinated debt obligations of $18 million that were acquired in the Lake Michigan transaction.
At March 31, 2016, the Corporation's tangible equity to assets ratio and total risk-based capital ratio were 8.2% and 11.5%, respectively, compared to 8.1% and 11.8%, respectively, at December 31, 2015 and 8.5% and 13.0%, respectively, at March 31, 2015. The decrease in the Corporation's capital ratios at March 31, 2016 and December 31, 2015, compared to March 31, 2015, was attributable to the Monarch and Lake Michigan acquisitions. At March 31, 2016, the Corporation's book value was $26.99 per share, compared to $26.62 per share at December 31, 2015 and $24.68 per share at March 31, 2015. At March 31, 2016, the Corporation's tangible book value was $19.20 per share, compared to $18.78 per share at December 31, 2015 and $18.95 per share at March 31, 2015.
This press release contains references to financial measures which are not defined in generally accepted accounting principles ("GAAP"). Such non-GAAP financial measures include the Corporation's tangible equity to assets ratio, presentation of net interest income and net interest margin on a fully taxable equivalent (FTE) basis, and information presented excluding transaction expenses, including net income, diluted earnings per share, return on average assets, return on average shareholders' equity and operating expenses. These non-GAAP financial measures have been included as the Corporation believes they are helpful for investors to analyze and evaluate the Corporation's financial condition. A reconciliation of non-GAAP financial measures may be found in the financial tables included with this press release.
Chemical Financial Corporation will host a conference call to discuss its first quarter 2016 operating results on Monday, April 18, 2016, at 10:30 a.m. ET. Anyone interested may access the conference call on a live basis by dialing toll-free at 1-888-359-3627 and entering 2475121 for the conference ID. The call will also be broadcast live over the Internet hosted at Chemical Financial Corporation's website at www.chemicalbankmi.com under the "Investor Info" section. A copy of the slide-show presentation and an audio replay of the call will remain available on Chemical Financial Corporation's website for at least 14 days.
Chemical Financial Corporation is the second largest banking company headquartered and operating branch offices in Michigan. The Corporation operates through its subsidiary bank, Chemical Bank, with 175 banking offices spread over 47 counties in Michigan. At March 31, 2016, the Corporation had total assets of $9.3 billion. Chemical Financial Corporation's common stock trades on The NASDAQ Stock Market under the symbol CHFC and is one of the issues comprising The NASDAQ Global Select Market. More information about the Corporation is available by visiting the investor relations section of its website at www.chemicalbankmi.com.
Forward-Looking Statements
This press release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy and the Corporation. Words and phrases such as "anticipates," "believes," "continue," "estimates," "expects," "forecasts," "future," "intends," "is likely," "judgment," "look ahead," "look forward," "on schedule," "opinion," "opportunity," "plans," "potential," "predicts," "probable," "projects," "should," "strategic," "trend," "will," and variations of such words and phrases or similar expressions are intended to identify such forward-looking statements. Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These statements include, among others, statements related to future levels of loan charge-offs, future levels of provisions for loan losses, real estate valuation, future levels of nonperforming assets, the rate of asset dispositions, future capital levels, future dividends, future growth and funding sources, future liquidity levels, future profitability levels, future deposit insurance premiums, future asset levels, the effects on earnings of future changes in interest rates, the future level of other revenue sources, future economic trends and conditions, future initiatives to expand the Corporation’s market share, expected performance and cash flows from acquired loans, future effects of new or changed accounting standards, future opportunities for acquisitions, opportunities to increase top line revenues, the Corporation’s ability to grow its core franchise, future cost savings and the Corporation’s ability to maintain adequate liquidity and capital based on the requirements adopted by the Basel Committee on Banking Supervision and U.S. regulators. All statements referencing future time periods are forward-looking.
Management's determination of the provision and allowance for loan losses; the carrying value of acquired loans, goodwill and mortgage servicing rights; the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment); and management's assumptions concerning pension and other postretirement benefit plans involve judgments that are inherently forward-looking. There can be no assurance that future loan losses will be limited to the amounts estimated. All of the information concerning interest rate sensitivity is forward-looking. The future effect of changes in the financial and credit markets and the national and regional economies on the banking industry, generally, and on the Corporation, specifically, are also inherently uncertain. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. The Corporation undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.
This press release also contains forward-looking statements regarding Chemical's outlook or expectations with respect to its planned merger with Talmer Bancorp, Inc. ("Talmer"), the expected costs to be incurred in connection with the transaction, the expected impact of the transaction on Chemical's future financial performance and consequences of the integration of Talmer into Chemical.
Risk factors relating both to the transaction and the integration of Talmer into Chemical after closing include, without limitation:

•
Completion of the transaction is dependent on, among other things, receipt of regulatory approvals and receipt of Chemical's and Talmer's shareholder approvals, the timing of which cannot be predicted with precision at this point and which may not be received at all.

•	The impact of the completion of the transaction on Chemical's financial statements will be affected by the timing of the transaction.

•
The transaction may be more expensive to complete and the anticipated benefits, including anticipated cost savings and strategic gains, may be significantly harder or take longer to achieve than expected or may not be achieved in their entirety as a result of unexpected factors or events.

•
The integration of Talmer’s business and operations into Chemical, which will include conversion of Talmer’s operating systems and procedures, may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to Chemical's or Talmer’s existing businesses.

•
Chemical’s ability to achieve anticipated results from the transaction is dependent on the state of the economic and financial markets going forward. Specifically, Chemical may incur more credit losses than expected and customer attrition may be greater than expected.

In addition, risk factors include, but are not limited to, the risk factors described in Item 1A of Chemical's Annual Report on Form 10-K for the year ended December 31, 2015. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.
No Offer or Solicitation
This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to any merger agreement associated with the Talmer transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Additional Information about the Transaction
Chemical has filed a registration statement on Form S-4 with the Securities and Exchange Commission ("SEC") to register the securities that the Talmer shareholders will receive if the transaction is consummated. The registration statement contains a prospectus for Chemical and a joint proxy statement to be used by Chemical and Talmer to solicit the required approvals of their respective shareholders of the merger and other relevant documents concerning the transaction. Chemical and Talmer may also file other documents with the SEC concerning the proposed merger. Before making an investment or voting decision, investors and shareholders of Chemical and Talmer are urged to read the registration statement, the prospectus and joint proxy statement, and any other relevant documents when they become available because they will contain important information about Chemical, Talmer, and the transaction. Investors will be able to obtain these documents free of charge at the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC in connection with the merger can also be obtained, when available, without charge, from Chemical’s website at www.chemicalbankmi.com, or by contacting Chemical Financial Corporation, 235 East Main Street, P.O. Box 569, Midland, MI 48640-0569, Attention: Ms. Lori A. Gwizdala, Investor Relations, telephone 800-867-9757, or at Talmer’s website at www.talmerbank.com, or by contacting Talmer Bancorp, Inc., 2301 West Big Beaver Road, Suite 525, Troy, Michigan 48084, Attention: Mr. Brad Adams, Investor Relations, telephone 248-498-2862.
Participants in the Merger Solicitation
Chemical and Talmer, and their respective directors, executive officers, and certain other members of management and employees, may be soliciting proxies from Chemical and Talmer shareholders in favor of the transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Chemical and Talmer shareholders in connection with the proposed transaction are set forth in the prospectus and joint proxy statement filed with the SEC. Free copies of this document may be obtained as described above. Information about Chemical's directors and executive officers can be found in Chemical's definitive proxy statement in connection with its 2016 annual meeting of shareholders, as filed with the SEC on March 4, 2016, and other documents subsequently filed by Chemical with the SEC. Information about Talmer’s directors and executive officers can be found in Talmer’s Annual Report on Form 10-K, Amendment No. 1, as filed with the SEC on March 30, 2016, and other documents subsequently filed by Talmer with the SEC. Additional information regarding the interests of such participants are included in the prospectus and joint proxy statement and other relevant documents regarding the merger filed with the SEC when they become available.

Chemical Financial Corporation Announces 2016 First Quarter Operating Results

Consolidated Statements of Financial Position (Unaudited)
Chemical Financial Corporation
(In thousands, except per share data)

	March 31, 2016	December 31, 2015	March 31, 2015

Assets
Cash and cash equivalents:
Cash and cash due from banks	$168,739	$194,136	$121,796
Interest-bearing deposits with the Federal Reserve Bank and other banks	122,635	44,653	272,142
Total cash and cash equivalents	291,374	238,789	393,938
Investment securities:
Available-for-sale	514,015	553,731	680,644
Held-to-maturity	518,300	509,971	381,450
Total investment securities	1,032,315	1,063,702	1,062,094
Loans held-for-sale	9,667	10,327	9,675
Loans:
Total loans	7,366,885	7,271,147	5,702,874
Allowance for loan losses	(70,318)	(73,328)	(75,256)
Net loans	7,296,567	7,197,819	5,627,618
Premises and equipment	105,868	106,317	96,486
Goodwill	286,867	287,393	180,128
Other intangible assets	36,266	38,104	31,655
Interest receivable and other assets	244,708	246,346	150,041
Total Assets	$9,303,632	$9,188,797	$7,551,635
Liabilities
Deposits:
Noninterest-bearing	$1,951,193	$1,934,583	$1,614,319
Interest-bearing	5,698,923	5,522,184	4,706,034
Total deposits	7,650,116	7,456,767	6,320,353
Interest payable and other liabilities	64,120	76,466	48,545
Securities sold under agreements to repurchase with customers	283,383	297,199	372,236
Short-term borrowings	—	100,000	—
Long-term borrowings	273,722	242,391	—
Total liabilities	8,271,341	8,172,823	6,741,134
Shareholders' Equity
Preferred stock, no par value per share	—	—	—
Common stock, $1 par value per share	38,248	38,168	32,847
Additional paid-in capital	725,874	725,280	565,851
Retained earnings	294,859	281,558	241,582
Accumulated other comprehensive loss	(26,690)	(29,032)	(29,779)
Total shareholders' equity	1,032,291	1,015,974	810,501
Total Liabilities and Shareholders' Equity	$9,303,632	$9,188,797	$7,551,635

Chemical Financial Corporation Announces 2016 First Quarter Operating Results

Consolidated Statements of Income (Unaudited)
Chemical Financial Corporation
(In thousands, except per share data)

	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015

Interest Income
Interest and fees on loans	$74,401	$75,253	$58,097
Interest on investment securities:
Taxable	1,929	2,044	2,307
Tax-exempt	2,665	2,583	1,906
Dividends on nonmarketable equity securities	256	633	198
Interest on deposits with the Federal Reserve Bank and other banks	213	116	122
Total interest income	79,464	80,629	62,630
Interest Expense
Interest on deposits	4,059	4,120	3,352
Interest on short-term borrowings	100	110	98
Interest on other borrowings	975	923	—
Total interest expense	5,134	5,153	3,450
Net Interest Income	74,330	75,476	59,180
Provision for loan losses	1,500	2,000	1,500
Net interest income after provision for loan losses	72,830	73,476	57,680
Noninterest Income
Service charges and fees on deposit accounts	5,720	6,398	5,916
Wealth management revenue	5,201	5,151	5,071
Other charges and fees for customer services	6,392	6,189	5,990
Mortgage banking revenue	1,405	1,606	1,403
Gain on sale of investment securities	19	18	579
Other	682	690	316
Total noninterest income	19,419	20,052	19,275
Operating Expenses
Salaries, wages and employee benefits	33,890	32,971	29,253
Occupancy	4,905	4,620	4,426
Equipment and software	4,404	5,102	4,398
Merger and acquisition-related transaction expenses (transaction expenses)	2,594	2,085	1,362
Other	13,094	13,046	11,581
Total operating expenses	58,887	57,824	51,020
Income before income taxes	33,362	35,704	25,935
Federal income tax expense	10,100	10,200	8,100
Net Income	$23,262	$25,504	$17,835
Earnings Per Common Share:
Weighted average common shares outstanding for basic earnings per share	38,198	38,150	32,809
Weighted average common shares outstanding for diluted earnings per share, including common stock equivalents	38,521	38,498	33,044
Basic earnings per share	$0.61	$0.67	$0.54
Diluted earnings per share	0.60	0.66	0.54

Cash Dividends Declared Per Common Share	0.26	0.26	0.24

Key Ratios (annualized where applicable):
Return on average assets	1.01%	1.10%	0.98%
Return on average shareholders' equity	9.2%	10.1%	9.0%
Net interest margin	3.60%	3.64%	3.55%
Efficiency ratio	58.8%	57.1%	62.4%

Chemical Financial Corporation Announces 2016 First Quarter Operating Results

Selected Quarterly Information (Unaudited)
Chemical Financial Corporation
(Dollars in thousands, except per share data)

	1st Quarter 2016	4th Quarter 2015	3rd Quarter 2015	2nd Quarter 2015	1st Quarter 2015

Summary of Operations
Interest income	$79,464	$80,629	$78,851	$69,679	$62,630
Interest expense	5,134	5,153	5,234	3,944	3,450
Net interest income	74,330	75,476	73,617	65,735	59,180
Provision for loan losses	1,500	2,000	1,500	1,500	1,500
Net interest income after provision for loan losses	72,830	73,476	72,117	64,235	57,680
Noninterest income	19,419	20,052	20,215	20,674	19,275
Operating expenses	56,293	55,739	57,365	53,328	49,658
Transaction expenses	2,594	2,085	900	3,457	1,362
Income before income taxes	33,362	35,704	34,067	28,124	25,935
Federal income tax expense	10,100	10,200	9,600	9,100	8,100
Net income	$23,262	$25,504	$24,467	$19,024	$17,835
Net income, excluding transaction expenses	$24,948	$26,859	$25,052	$21,683	$18,720

Per Common Share Data
Net income:
Basic	$0.61	$0.67	$0.64	$0.54	$0.54
Diluted	0.60	0.66	0.64	0.54	0.54
Diluted, excluding transaction expenses	0.65	0.70	0.65	0.61	0.57
Cash dividends declared	0.26	0.26	0.26	0.24	0.24
Book value - period-end	26.99	26.62	26.18	25.74	24.68
Tangible book value - period-end	19.20	18.78	18.32	17.89	18.95
Market value - period-end	35.69	34.27	32.35	33.06	31.36

Key Ratios (annualized where applicable)
Net interest margin (taxable equivalent basis)	3.60%	3.64%	3.55%	3.59%	3.55%
Efficiency ratio	58.8%	57.1%	59.9%	60.5%	62.4%
Return on average assets	1.01%	1.10%	1.05%	0.94%	0.98%
Return on average shareholders' equity	9.2%	10.1%	9.8%	8.6%	9.0%
Average shareholders' equity as a percent of average assets	11.0%	10.9%	10.7%	10.9%	10.8%
Capital ratios (period end):
Tangible shareholders' equity as a percent of tangible assets	8.2%	8.1%	7.8%	7.8%	8.5%
Total risk-based capital ratio	11.5%	11.8%	11.6%	11.7%	13.0%

Chemical Financial Corporation Announces 2016 First Quarter Operating Results

Average Balances, Fully Tax Equivalent (FTE) Interest and Effective Yields and Rates* (Unaudited)
Chemical Financial Corporation
(Dollars in thousands)

	Three Months Ended
	March 31, 2016			December 31, 2015			March 31, 2015
	Average Balance	Interest (FTE)	Effective Yield/Rate*	Average Balance	Interest (FTE)	Effective Yield/Rate*	Average Balance	Interest (FTE)	Effective Yield/Rate*

Assets
Interest-earning assets:
Loans:**
Commercial	$1,901,879	$19,774	4.18%	$1,847,093	$19,828	4.26%	$1,352,986	$14,156	4.24%
Commercial real estate and real estate construction	2,361,105	28,254	4.81	2,361,734	28,503	4.79	1,730,931	20,853	4.89
Residential mortgage	1,453,420	13,588	3.74	1,425,812	13,408	3.76	1,123,202	10,981	3.91
Consumer installment and home equity	1,583,067	13,483	3.43	1,606,700	14,166	3.50	1,498,934	12,670	3.43
Total loans	7,299,471	75,099	4.13	7,241,339	75,905	4.16	5,706,053	58,660	4.16
Taxable investment securities	554,524	1,929	1.39	609,406	2,044	1.34	734,890	2,307	1.26
Tax-exempt investment securities	496,304	4,100	3.30	481,968	3,973	3.30	331,878	2,932	3.53
Other interest-earning assets	39,493	256	2.61	36,799	633	6.82	29,438	198	2.73
Interest-bearing deposits with the Federal Reserve Bank and other banks	136,919	213	0.63	87,952	116	0.52	118,475	122	0.42
Total interest-earning assets	8,526,711	81,597	3.84	8,457,464	82,671	3.89	6,920,734	64,219	3.75
Less: allowance for loan losses	73,547			75,225			75,880
Other assets:
Cash and cash due from banks	158,277			157,939			138,308
Premises and equipment	105,959			110,141			97,105
Interest receivable and other assets	523,634			524,905			320,991
Total assets	$9,241,034			$9,175,224			$7,401,258
Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,953,626	$468	0.10%	$1,816,694	$414	0.09%	$1,506,953	$324	0.09%
Savings deposits	2,048,867	389	0.08	2,024,543	393	0.08	1,777,344	370	0.08
Time deposits	1,625,573	3,202	0.79	1,671,913	3,313	0.79	1,332,698	2,658	0.81
Short-term borrowings	349,699	100	0.12	405,713	110	0.11	342,128	98	0.12
Long-term borrowings	266,022	975	1.47	243,170	923	1.51	—	—	—
Total interest-bearing liabilities	6,243,787	5,134	0.33	6,162,033	5,153	0.33	4,959,123	3,450	0.28
Noninterest-bearing deposits	1,906,896	—	—	1,936,328	—	—	1,587,100	—	—
Total deposits and borrowed funds	8,150,683	5,134	0.25	8,098,361	5,153	0.25	6,546,223	3,450	0.21
Interest payable and other liabilities	72,422			76,516			53,597
Shareholders' equity	1,017,929			1,000,347			801,438
Total liabilities and shareholders' equity	$9,241,034			$9,175,224			$7,401,258
Net Interest Spread (Average yield earned on interest-earning assets minus average rate paid on interest-bearing liabilities)			3.51%			3.56%			3.47%
Net Interest Income (FTE)		$76,463			$77,518			$60,769
Net Interest Margin (Net Interest Income (FTE) divided by total average interest-earning assets)			3.60%			3.64%			3.55%

*
Fully taxable equivalent (FTE) basis using a federal income tax rate of 35%. The adjustments to determine tax equivalent net interest income were $2.1 million, $2.0 million and $1.6 million for the three months ended March 31, 2016, December 31, 2015 and March 31, 2015, respectively.

**	Nonaccrual loans and loans held-for-sale are included in average balances reported and are included in the calculation of yields. Also, tax equivalent interest includes net loan fees.

Chemical Financial Corporation Announces 2016 First Quarter Operating Results

Noninterest Income and Operating Expenses Information (Unaudited)
Chemical Financial Corporation
(In thousands)

	1st Quarter 2016	4th Quarter 2015	3rd Quarter 2015	2nd Quarter 2015	1st Quarter 2015

Noninterest income
Service charges and fees on deposit accounts	$5,720	$6,398	$6,722	$6,445	$5,916
Wealth management revenue	5,201	5,151	4,725	5,605	5,071
Electronic banking fees	4,918	4,712	5,059	4,775	4,572
Mortgage banking revenue	1,405	1,606	1,436	1,688	1,403
Other fees for customer services	1,131	1,477	1,280	1,132	901
Other	1,044	708	993	1,029	1,412
Total noninterest income	$19,419	$20,052	$20,215	$20,674	$19,275

	1st Quarter 2016	4th Quarter 2015	3rd Quarter 2015	2nd Quarter 2015	1st Quarter 2015

Operating expenses
Salaries and wages	$26,743	$27,341	$27,872	$25,535	$23,741
Employee benefits	7,147	5,630	6,113	6,176	5,512
Occupancy	4,905	4,620	4,781	4,386	4,426
Equipment and software	4,404	5,102	4,589	4,480	4,398
Outside processing and service fees	3,711	3,576	4,146	3,926	3,558
FDIC insurance premiums	1,407	1,482	1,441	1,337	1,225
Professional fees	1,036	1,112	1,235	1,258	1,237
Intangible asset amortization	1,194	1,341	1,270	987	791
Credit-related expenses	30	600	90	(192)	133
Transaction expenses	2,594	2,085	900	3,457	1,362
Other	5,716	4,935	5,828	5,435	4,637
Total operating expenses	$58,887	$57,824	$58,265	$56,785	$51,020

Chemical Financial Corporation Announces 2016 First Quarter Operating Results

Composition of Loans and Deposits and Additional Information on Intangible Assets (Unaudited)
Chemical Financial Corporation
(Dollars in Thousands)

	March 31, 2016	Dec 31, 2015	March 31, 2016 vs Dec 31, 2015 (% Change)	Sept 30, 2015	June 30, 2015	March 31, 2015	March 31, 2016 vs March 31, 2015 (% Change)

Composition of Loans
Commercial loan portfolio:
Commercial	$1,922,259	$1,905,879	0.9%	$1,829,870	$1,754,873	$1,356,169	41.7%
Commercial real estate	2,143,051	2,112,162	1.5	2,227,364	2,243,513	1,616,923	32.5
Real estate construction	242,899	232,076	4.7	145,581	112,312	108,839	123.2
Subtotal - commercial loans	4,308,209	4,250,117	1.4	4,202,815	4,110,698	3,081,931	39.8
Consumer loan portfolio:
Residential mortgage	1,461,120	1,429,636	2.2	1,394,427	1,310,167	1,117,445	30.8
Consumer installment	897,078	877,457	2.2	899,751	887,907	844,066	6.3
Home equity	700,478	713,937	(1.9)	719,202	725,971	659,432	6.2
Subtotal - consumer loans	3,058,676	3,021,030	1.2	3,013,380	2,924,045	2,620,943	16.7
Total loans	$7,366,885	$7,271,147	1.3%	$7,216,195	$7,034,743	$5,702,874	29.2%

	March 31, 2016	Dec 31, 2015	March 31, 2016 vs Dec 31, 2015 (% Change)	Sept 30, 2015	June 30, 2015	March 31, 2015	March 31, 2016 vs March 31, 2015 (% Change)

Composition of Deposits
Noninterest-bearing demand	$1,951,193	$1,934,583	0.9%	$1,875,636	$1,860,863	$1,614,319	20.9%
Savings	1,080,940	1,026,269	5.3	1,004,987	1,015,036	921,335	17.3
Interest-bearing demand	2,005,053	1,870,197	7.2	2,029,556	1,630,211	1,556,152	28.8
Money market accounts	1,006,271	978,306	2.9	1,013,924	1,041,654	896,462	12.2
Brokered deposits	186,143	206,439	(9.8)	227,306	256,254	2,015	9,137.9
Other time deposits	1,420,516	1,440,973	(1.4)	1,463,802	1,488,961	1,330,070	6.8
Total deposits	$7,650,116	$7,456,767	2.6%	$7,615,211	$7,292,979	$6,320,353	21.0%

	March 31, 2016	Dec 31, 2015	Sept 30, 2015	June 30, 2015	March 31, 2015

Additional Data - Intangibles
Goodwill	$286,867	$287,393	$286,454	$285,512	$180,128
Core deposit intangibles (CDI)	25,542	26,654	27,890	28,353	20,072
Mortgage servicing rights (MSR)	10,478	11,122	11,540	12,307	11,583
Noncompete agreements	246	328	434	541	—

Chemical Financial Corporation Announces 2016 First Quarter Operating Results

Nonperforming Assets (Unaudited)
Chemical Financial Corporation
(In thousands)

	March 31, 2016	December 31, 2015	Sept 30, 2015	June 30, 2015	March 31, 2015

Nonperforming Assets
Nonperforming Loans:
Nonaccrual loans:
Commercial	$19,264	$28,554	$26,463	$17,260	$18,904
Commercial real estate	25,859	25,163	24,969	25,287	24,766
Real estate construction	546	521	544	502	953
Residential mortgage	5,062	5,557	6,248	6,004	6,514
Consumer installment	360	451	536	393	433
Home equity	2,328	1,979	1,876	1,769	1,870
Total nonaccrual loans	53,419	62,225	60,636	51,215	53,440
Accruing loans contractually past due 90 days or more as to interest or principal payments:
Commercial	370	364	122	711	52
Commercial real estate	—	254	216	56	148
Real estate construction	—	—	—	—	—
Residential mortgage	423	402	572	424	172
Consumer installment	—	—	—	—	—
Home equity	679	1,267	558	588	429
Total accruing loans contractually past due 90 days or more as to interest or principal payments	1,472	2,287	1,468	1,779	801
Nonperforming troubled debt restructurings:
Commercial loan portfolio	15,351	16,297	15,559	14,547	15,810
Consumer loan portfolio	3,013	3,071	3,554	3,365	2,690
Total nonperforming troubled debt restructurings	18,364	19,368	19,113	17,912	18,500
Total nonperforming loans	73,255	83,880	81,217	70,906	72,741
Other real estate and repossessed assets	9,248	9,935	11,207	14,197	14,744
Total nonperforming assets	$82,503	$93,815	$92,424	$85,103	$87,485

Nonperforming loans as a percent of total loans	0.99%	1.15%	1.13%	1.01%	1.28%
Nonperforming assets as a percent of:
Total loans plus other real estate and repossessed assets	1.12%	1.29%	1.28%	1.21%	1.53%
Total assets	0.89%	1.02%	1.00%	0.94%	1.16%

Performing troubled debt restructurings	$49,886	$47,810	$44,803	$45,808	$45,981

Chemical Financial Corporation Announces 2016 First Quarter Operating Results

Summary of Allowance and Loan Loss Experience (Unaudited)
Chemical Financial Corporation
(Dollars in thousands)

	1st Quarter 2016	4th Quarter 2015	3rd Quarter 2015	2nd Quarter 2015	1st Quarter 2015

Allowance for loan losses - originated loan portfolio
Allowance for loan losses - beginning of period	$73,328	$75,626	$74,941	$75,256	$75,183
Provision for loan losses	1,500	2,000	1,500	1,500	2,000
Net loan (charge-offs) recoveries:
Commercial	(3,115)	(2,207)	86	(36)	(424)
Commercial real estate	(440)	(624)	145	(581)	(415)
Real estate construction	(11)	—	(1)	(49)	(91)
Residential mortgage	(172)	(545)	(214)	(661)	(492)
Consumer installment	(602)	(770)	(782)	(590)	(649)
Home equity	(170)	(152)	(49)	102	144
Net loan charge-offs	(4,510)	(4,298)	(815)	(1,815)	(1,927)
Allowance for loan losses - end of period	70,318	73,328	75,626	74,941	75,256
Allowance for loan losses - acquired loan portfolio
Allowance for loan losses - beginning of period	—	—	—	—	500
Provision for loan losses	—	—	—	—	(500)
Allowance for loan losses - end of period	—	—	—	—	—
Total allowance for loan losses	$70,318	$73,328	$75,626	$74,941	$75,256

Summary of net loan charge-offs:
Loan charge-offs	$5,458	$5,439	$2,195	$2,724	$3,143
Loan recoveries	(948)	(1,141)	(1,380)	(909)	(1,216)
Net loan charge-offs (quarter only)	$4,510	$4,298	$815	$1,815	$1,927
Net loan charge-offs (year-to-date)	$4,510	$8,855	$4,557	$3,742	$1,927
Net loan charge-offs as a percent of average loans:
Quarter only (annualized)	0.25%	0.24%	0.05%	0.12%	0.14%
Year-to-date (annualized)	0.25%	0.13%	0.10%	0.13%	0.14%

Originated loans	$6,001,714	$5,807,934	$5,667,159	$5,351,010	$5,048,662
Acquired loans	1,365,171	1,463,213	1,549,036	1,683,733	654,212
Total loans	$7,366,885	$7,271,147	$7,216,195	$7,034,743	$5,702,874

Allowance for loan losses as a percent of:
Total originated loans	1.17%	1.26%	1.33%	1.40%	1.49%
Nonperforming loans	96%	87%	93%	106%	103%
Nonaccretable discount (credit mark) as a percent of acquired loans	4.5%	4.4%	4.2%	3.9%	5.7%

Chemical Financial Corporation Announces 2016 First Quarter Operating Results

Non-GAAP Financial Measures (Unaudited)
Chemical Financial Corporation
(Amounts in thousands, except per share data)

	1st Quarter 2016	4th Quarter 2015	3rd Quarter 2015	2nd Quarter 2015	1st Quarter 2015

Non-GAAP Operating Results
Net Income
Net income, as reported	$23,262	$25,504	$24,467	$19,024	$17,835
Transaction expenses, net of tax	1,686	1,355	585	2,659	885
Net income, excluding transaction expenses	$24,948	$26,859	$25,052	$21,683	$18,720

Diluted Earnings Per Share
Diluted earnings per share, as reported	$0.60	$0.66	$0.64	$0.54	$0.54
Effect of transaction expenses, net of tax	0.05	0.04	0.01	0.07	0.03
Diluted earnings per share, excluding transaction expenses	$0.65	$0.70	$0.65	$0.61	$0.57

Return on Average Assets
Return on average assets, as reported	1.01%	1.10%	1.05%	0.94%	0.98%
Effect of transaction expenses, net of tax	0.08	0.06	0.03	0.13	0.05
Return on average assets, excluding transaction expenses	1.09%	1.16%	1.08%	1.07%	1.03%

Return on Average Shareholders' Equity
Return on average shareholders' equity, as reported	9.2%	10.1%	9.8%	8.6%	9.0%
Effect of transaction expenses, net of tax	0.7	0.6	0.3	1.2	0.5
Return on average shareholders' equity, excluding transaction expenses	9.9%	10.7%	10.1%	9.8%	9.5%

	March 31, 2016	Dec 31, 2015	Sept 30, 2015	June 30, 2015	March 31, 2015

Tangible Book Value
Shareholders' equity, as reported	$1,032,291	$1,015,974	$998,363	$980,791	$810,501
Goodwill, CDI and noncompete agreements, net of tax	(297,821)	(299,123)	(299,681)	(299,109)	(187,991)
Tangible shareholders' equity	$734,470	$716,851	$698,682	$681,682	$622,510
Common shares outstanding	38,248	38,168	38,131	38,110	32,847
Book value per share (shareholders' equity, as reported, divided by common shares outstanding)	$26.99	$26.62	$26.18	$25.74	$24.68
Tangible book value per share (tangible shareholders' equity divided by common shares outstanding)	$19.20	$18.78	$18.32	$17.89	$18.95

Tangible Shareholders' Equity to Tangible Assets
Total assets	$9,303,632	$9,188,797	$9,264,554	$9,020,725	$7,551,635
Goodwill, CDI and noncompete agreements, net of tax	(297,821)	(299,123)	(299,681)	(299,109)	(187,991)
Tangible assets	$9,005,811	$8,889,674	$8,964,873	$8,721,616	$7,363,644
Tangible shareholders' equity to tangible assets	8.2%	8.1%	7.8%	7.8%	8.5%